Exhibit 10.10  Employment Agreement with David Moskowitz

                              EMPLOYMENT AGREEMENT

        Agreement made as of 10 August, 2001 by and between Monopath, LLC, a
Delaware corporation (the "Company"), having its principal place of business at
4560 Clayton Ave. St. Louis, Missouri 63110, and David Moskowitz (the
"Executive") currently residing at 518 Bonhomme Woods Drive, St. Louis, Missouri
63132-3403.

BACKGROUND INFORMATION
The Company wishes to secure the employment services of the Executive for a definite period of time and upon the particular terms and conditions hereinafter set forth. The Executive is willing to be so employed. Accordingly, the parties agree as follows:

        1. Employment and Term.
The Company hereby employs Executive and the latter hereby accepts employment by the Company for the five (5) year period commencing on 15 August, 2001 (the
"Commencement Date") and expiring 15 August, 2003, which employment shall be automatically extended for unlimited successive one (1) year periods unless it is terminated during the pendency of any such period, whether initial or extended, by the occurrence of one of the events described in Section 8. hereof, or at the end of any such period (subject to extension by operation of the disability provisions contained in Section 8.) by one party furnishing the other with written notice, at least sixty' (60) days prior to the expiration of such period, of any intent to tem1inate this Agreement upon the expiration or such period.

        2.  Duties
During the term of this Agreement, whether initial or extended, the Executive shall render to the Company services as President, Chief Executive Officer,
Chief Scientific Officer, and Chairman of the Board of Directors/Managers and
shall perform such duties as may be designated by and subject to the supervision of the Company's Board of Directors/Managers, and shall serve in such additional capacities appropriate to his responsibilities and skills as shall be designated by the Company, through action of its Board of Directors/Managers. During such period, the Executive shall devote his full attention, time and energies to the business affairs of the Company (subject to the terms of Section 4. below), and will use his best efforts to promote the Interests and reputation of the
Company; provided that he may pursue such non-competitive activities during weekdays and on weekends, such as teaching, entertaining, consulting or other remunerative or non-remunerative affairs, as do not interfere, to any degree, with the complete performance of his obligations hereunder. Any question of interpretation which may arise under the preceding provision shall be resolved by majority decision of the Company's Board of Directors/Managers. Hours of
service to the Company during the term of this Agreement shall be a minimum of forty (40) per week and otherwise as determined by the Company's Board of
Directors/Managers. During the pendency of this Agreement, without his written consent, the Company shall not remove the Executive's permanent place of business from St. Louis, Missouri.

         3. Compensation
 For the services to be rendered by the Executive under this Agreement, the
Company shall pay him, while he is rendering such services and performing his duties hereunder, and the Executive shall accept as full payment for such service, a base compensation of one hundred and thirty-five thousand dollars
($135,000.00) per year, (inclusive of any amounts subject to federal or state employment related withholding requirements), payable in arrears in equal installments on the last business day of each week occurring during the period of employment or otherwise as the parties may agree. Such base compensation may be periodically increased on any anniversary of the Commencement Date to take into account superior performance or increases, if any, in the annual cost of living, and may at such time be supplemented by discretionary bonuses or other benefits payable from time to time, all as determined by action of the Company's
Board of Directors/Managers. Executive shall also be entitled to a Benefits
Package, as more fully described in Exhibit A attached hereto.

         4. Vacation: Fringe Benefits: Reimbursement of Expenses.
In addition to normal business holidays, the Executive shall be entitled to two
(2) weeks annually of fully paid vacation during the initial and each extended term of this Agreement. He shall not be entitled to receive monetary or other valuable consideration for vacation time to which he is entitled but does not take. The timing of vacation periods shall be within the discretion of the
Company, reasonably exercised so as not to unnecessarily inconvenience the
Executive.

During his period of employment hereunder, the Executive shall further be entitled to (a) such leave by reason of physical or mental disability or incapacity and to such participation in medical and life insurance, pension benefits, disability and other fringe benefit plan as the Company may make generally available to all of its executive employees from time to time:
subject, however, as to such plans, to such budgetary constraints or other limitations as many be imposed by the Board of Directors/Managers of the Company from time to time; and (b)reimbursement for all normal and reasonable expenses necessarily incurred by him in the performance of his obligations hereunder, subject to such reasonable substantiation requirements as may be imposed by the
Company.

         5. Proprietary Interests.
During or after the expiration of his term of employment with the Company, the
Executive shall not communicate or divulge to, or use for the benefit of. any individual, association, partnership, trust, corporation or other entity except the Company, any proprietary information of the Company received by the
Executive by virtue of such employment, without first being in receipt of the
Company's written consent to do so. Executives employment shall be subject to the stipulations and conditions outlined in Exhibit C, attached hereto.

         6. Restrictive Covenant.
During the term of his employment hereunder and for the two (2) year period following the termination thereof for any reason other than (a) the Company's discontinuance of activities; (b) an adjudication of the Company's material breach of any of its obligations set forth in Sections 1-4, inclusive; or (c) a termination of the Executive by the Company under the provisions of subparagraph
(d) (2) of Section 8. below, the Executive shall not, directly or indirectly, engage in or become an owner of, render any service to, enter the employment of, or represent or solicit for any business which competes with any activity of the
Company conducted at any time during the Executive's period of employment and which is located in any county of the State of Missouri in which the Company shall maintain any activity. This covenant specifically excludes the clinical practice of medicine (general internal medicine and nephrology). The parties expressly agree that the duration and geographical area of this restrictive covenant are reasonable.

This covenant shall be construed as an agreement independent of any other provision herein, and the existence of any claim or cause of action of the
Executive against the Company regardless of how arising, shall not constitute a defense to the enforcement by the Company of its terms. If any portion of the covenant is held by a court of law to be unenforceable with respect either to its duration or geographical area, for whatever reason, it shall be considered divisible both as to time and geographical area, so that each month of a specified period shall be deemed a separate period of time and each county within the State of Missouri a separate geographical area, resulting In an intended requirement that the longest lesser period of time or largest lesser geographical area found by such court to be a reasonable restriction shall remain an effective restrictive covenant, specifically enforceable against the
Executive.

Notwithstanding any statement contained in this Section 6. to the contrary.
Legal or beneficial ownership by the Executive of a less than 'five percent (5%)
interest in a competitive corporation at least one {1) class of capital stock of which is publicly traded on a national or regional stock exchange Dr by means of an electronic interdealer quotation system, shall not be deemed to constitute a breach by the Executive of the terms hereof.

         7. Remedies for Breach of Executive's Obligations.
The parties agree that the services of the Executive are of a personal, specific, unique and extraordinary character and cannot be readily replaced by the Company. They further agree that in the course of performing his services, the Executive will have access to v8nous types of proprietary information of the
Company, which, if released to others or used by the Executive other than for the benefit of the Company. In either case without the Company's consent, could cause the Company to suffer irreparable injury. Therefore, the obligations of the Executive established underss.ss.5. and 6. hereof shall be enforceable both at law and in equity, by injunction, specific performance, damages or other remedy; and the right of the Company to obtain any such remedy shall be cumulative and not alternative and shall not be exhausted by anyone or more uses thereof.

         8. Modification and Termination.
a. Modification. This Agreement may be amended or n1odified only with the mutual written consent of the parties, and in its present form consists of the entire Agreement between the parties.

b. Termination - General. This Agreement is subject to termination prior to the expiration of its initial or any extended term, if by the Executive upon delivery to the Company of written notice of such intention, which notice shall be deemed to result in termination thirty (30) days after its receipt by the Company (the Company having the right following such receipt to accelerate the effective date of termination but retaining the obligation to pay Executive his compensation due for the full thirty (30) day period) and if the Company upon the occurrence of any one of the following events: (a)
   the death of the Executive; (b) the occurrence to Executive of a physical or mental disability which, in the judgment, reasonably exercised, of the Board of Directors/Managers, renders him unable to perform his normal duties on behalf of the Company for a continuous period of six (8) months (measured from the first day of the month immediately following the occurrence of such disability); or (c) a determination by the Board of Directors/Managers that there is cause (as described in subsection d. below) to terminate Executive's employment. If the Company discontinues all Company activities during the first six (6) months of this Agreement, the Executive shall be paid ninety
   (90) days of his compensation.

c. By Death or Disability. In the event of the Executive's death, his base compensation otherwise due for the succeeding three (3) full calendar months following his death shall be paid to his Beneficiary. In the event of his disability, for the period ending on the last business day of the third calendar month following the occurrence of such disability, the Executive shall be paid his base compensation (reduced by any amount received by the
   Executive under the terms of any disability insurance policy maintained by the Company at its sole expense); thereafter, for the succeeding three (3)
   months shall be treated as being on an authorized but unpaid leave of absence.

d. For Cause. In the event of a decision by the Board of Directors/Managers to terminate Executive's employment for cause:
        1. If, In the judgment of the Company's Board of Directors/Managers, reasonably exercised, such termination is due to (i) the Executive's willful misconduct or gross negligence: (ii) his conscious disregard of his obligations hereunder or of any other duties reasonably assigned him by the Company; (iii) his repeated conscious violation of any provision of the Company's By-Laws or of its other stated
           policies, standards or regulations; (iv) his commission of any act involving moral turpitude; or (v) a determination that he has demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates; then, upon
           1ermination, he shall be entitled to receive severance pay in an amount equal to ten percent (101:/0) of his annual base compensation.
           As a condition precedent to the Company's right to terminate this
           Agreement for one of the causes specified in the preceding sentence which requires a repeated action or omission by the Executive clauses (i), (ii) and (iii), there shall have been created by the
           Company and furnished to the Executive, within the sixty (60) day period immediately following commission of the proscribed act or omission, a written description thereof and a statement advising him that the Company views such conduct as being of the type which could lead to a termination of this Agreement under the provisions of
           Section 8d.  Further, if the company seeks to terminate this
           Agreement on the basis of clause (iii), it must be able to demonstrate that the Executive has been furnished with a copy of the
           By-Law provision, or of the policy, standard or regulation, which he is being accused of having violated, at a time prior to the alleged commission of the violation.

        2. If certain performances are not met during this Agreement, those being fifty percent (50%) of the performance requirements in Exhibit
           A, the Agreement may be terminated, and Executive shall be entitled to receive an amount equal to twenty-five percent (25%) of his annual base compensation.

e. Payment of Termination Compensation; Continued Effectiveness of Certain
Obligations. Any compensation due the Executive as a result of the premature termination of his employment status shall be paid to him after termination as one lump sum. No termination or expiration of this Agreement, whether consummated by action of either party or by operation of the terms hereof, shall relieve the Executive from his continued performance of the obligations established under Sections 5. and 6. hereof.

        9. Indebtedness of Executive.
If, during the course of his employment, Executive becomes Indebted to the
Company for any reason, the Company shall, if it so elects, have the right 10 set-off and to collect any sums due it from the Executive out of any amounts which it may owe to the Executive for unpaid compensation. In the event that this Agreement terminates for any reason, all sums owed by the Executive to the
Company shall become immediately due and payable.

        10. Miscellaneous Provisions.
a. Nonassignability: Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, his Beneficiary of his legal representatives except as otherwise expressly provided herein.

b. Enforceability: If any term or condition or this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this
Agreement, and such term or condition except to such extent or in such application, shall not be affected thereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

c. Notice: All notices or other communication are required or permitted to be furnished pursuant to this Agreement shall be in writing and shall be considered as properly furnished if hand delivered, mailed from within the United
States by certified or registered mail, or sent by prepaid telegram to the recipient party at the address appearing in the preamble to this Agreement or to such other address as any such party may have designated by like notice forwarded to the other party hereto. Change of address notices shall be deemed furnished when received. Ail other notices shall be deemed furnished when mailed, telegraphed or hand delivered.

d. Application of Missouri Law: This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Missouri. Venue shall be deemed located in St. Louis
County. Missouri.

e. Counterparts: This Agreement may be executed by any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

f. Binding Effect: Each of the provisions and agreements herein contained shall be binding upon and ensure to the benefit of the personal representatives, devisees. heirs, successors, transferees and assigns of the respective parties hereto.

g. Beneficiary: As used herein, the term "Beneficiary" shall mean the person or persons (who may be designated contingently or successively and who may be an entity other than an individual, including an estate or trust) designated on a written form prescribed by the Board of Directors/Managers to receive the expiration of Agreement or death benefits described in Section 8. above. Each
Beneficiary designation shall be effective only when filed with the Secretary of the Company during the Executive's lifetime. Each Beneficiary designation filed with the Secretary will cancel all designations previously so filed.

If the Executive fails to properly designate a Beneficiary or if the Beneficiary predeceases the Executive or dies before complete distribution of the benefit has been made, the Company shall distribute the benefit (or balance thereof) to the surviving spouse of the Executive or if he be then deceased to the
Executive's estate.

h. Legal Fees and Costs: If a legal action is initiated by any party to this
Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and ail fees, costs and expenses reasonably incurred by each successful party or him or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement.
David Moskowitz Monopath, LLC

   David Moskowitz                             Monopath, LLC

By:/s/David Moskowitz                          By:/s/David Moskowitz
   David Moskowitz, Personally                 David Moskowitz-Managing Director

Attest:

Witnesses

Sign /s/Carl Smith, III                        Name /s/R. Craig Hall

Print Carl Smith, III                          Print R. Craig Hall